                                                                    EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT

                                     among

                      NATIONAL EQUIPMENT SERVICES, INC.,

                                      and

                                   DICK COLE

                                      and

                               PENELOPE A. COLE

           AS CO-TRUSTEES OF THE COLE FAMILY TRUST U/A/D 11/20/1984






                               February 26, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                   PAGE
     "Accounts Receivable"..........................................  1
     "Affiliate"....................................................  1
     "Agreement"....................................................  1
     "Base Value"...................................................  1
     "Closing"......................................................  1
     "Closing Date".................................................  1
     "Code".........................................................  1
     "Company"......................................................  2
     "Company Assets"...............................................  2
     "Contract".....................................................  2
     "Environmental Law"............................................  2
     "ERISA"........................................................  3
     "Financial Statements".........................................  3
     "GAAP".........................................................  3
     "Governmental Authority".......................................  3
     "Intellectual Property"........................................  3
     "Inventory"....................................................  4
     "IRS"..........................................................  4
     "Law"..........................................................  4
     "Losses".......................................................  4
     "Material Contracts"...........................................  4
     "Non-Competition Agreement"....................................  4
     "Permits"......................................................  4
     "Person".......................................................  4
     "Pollutant"....................................................  4
     "Real Property"................................................  5
     "Shares".......................................................  5
     "Taxes"........................................................  5
     "Tax Return"...................................................  5

ARTICLE 1.     PURCHASE AND SALE OF SHARES..........................  6
         1.1   Purchase and Sale of Shares..........................  6
         1.2   Payment of Purchase Price............................  6
         1.3   Closing Balance Sheet................................  7
         1.4   Loan Pay-Off.........................................  7
         1.5   Signal Light.........................................  7

ARTICLE  2.    REPRESENTATIONS AND WARRANTIES OF SELLER.............  8
         2.1   Due Organization.....................................  8
         2.2   Due Authorization....................................  8
         2.3   Ownership of Shares..................................  9
         2.4   Capitalization.......................................  9
         2.5   Financial Statements.................................  9
         2.6   No Adverse Change....................................  9
         2.7   Assets............................................... 10
         2.8   Real Property........................................ 10
         2.9   Leases............................................... 10

         2.10  Intellectual Property................................ 11
         2.11  Inventory............................................ 11
         2.12  Accounts Receivable.................................. 11
         2.13  Insurance Policie.................................... 12
         2.14  Bank Accounts........................................ 12
         2.15  Employees............................................ 12
         2.16  Contracts............................................ 12
         2.17  Employee Benefit Plans............................... 14
         2.18  Compliance with Law.................................. 16
         2.19  Environmental Matters................................ 17
         2.20  Litigation........................................... 18
         2.21  Taxes................................................ 18
         2.22  Debt................................................. 19
         2.23  Affiliate Transactions............................... 20
         2.24  Company's Warranties................................. 20
         2.25  Brokers.............................................. 20
         2.26  No Other Agreement................................... 20
         2.27  Records.............................................. 20
         2.28  Certain Payments..................................... 20
         2.29  DBE Status........................................... 21
         2.30  Claim Experience..................................... 21
         2.31  Due Diligence Response............................... 21
         2.32  Accuracy of Statements............................... 21

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER........... 21
         3.1  Due Incorporation..................................... 21
         3.2  Due Authorization .................................... 21
         3.3  Consents.............................................. 21

ARTICLE 4.    CONDITIONS PRECEDENT TO OBLIGATIONS
              OF PURCHASER.......................................... 22
         4.1  Consents and Approvals................................ 22
         4.2  Compliance............................................ 22
         4.3  Opinion of Counsel.................................... 22
         4.4  Deliveries............................................ 22
         4.5  Actions or Proceedings................................ 22

ARTICLE 5.    CONDITIONS PRECEDENT TO OBLIGATIONS
              OF SELLER ............................................ 23
         5.1  Compliance............................................ 23
         5.2  Opinion of Counsel.................................... 23
         5.3  Deliveries............................................ 23
         5.4  Actions or Proceedings................................ 23

ARTICLE 6.    CLOSING............................................... 23
         6.1  Closing............................................... 23
         6.2  Deliveries by the Seller.............................. 23
         6.3  Deliveries by Purchaser............................... 25

ARTICLE 7.    [INTENTIONALLY OMITTED]............................... 25

                                      ii

ARTICLE 8.    SURVIVAL; INDEMNIFICATION............................. 25
         8.1  Survival.............................................. 25
         8.2  Indemnification by Seller............................. 25
         8.3  Indemnification by Purchase........................... 26
         8.4  Notice of Claims...................................... 26

ARTICLE 9.    MISCELLANEOUS......................................... 27
         9.1  Expenses.............................................. 27
         9.2  Notices............................................... 27
         9.3  Effect of Investigations; Construction................ 28
         9.4  Waivers............................................... 28
         9.5  Counterparts.......................................... 28
         9.6  Applicable Law........................................ 28
         9.7  Assignment............................................ 28
         9.8  Further Assurance..................................... 28
         9.9  Entire Understanding.................................. 29

                                   SCHEDULES
                                   ---------


Schedule 1.2(a)            Payment of Purchase Price
Schedule 2.1               Due Organization
Schedule 2.2               Due Authorization
Schedule 2.5               Financial Statements
Schedule 2.6               Adverse Changes
Schedule 2.7               Ownership of Assets
Schedule 2.9               Leases
Schedule 2.10              Intellectual Property
Schedule 2.11              Inventory
Schedule 2.12              Accounts Receivable
Schedule 2.13              Insurance
Schedule 2.14              Bank Accounts
Schedule 2.15              Employees
Schedule 2.16              Material Contracts
Schedule 2.17              Employee Benefit Plans
Schedule 2.18              Compliance with Law
Schedule 2.19              Environmental Matters
Schedule 2.20              Litigation
Schedule 2.21              Taxes
Schedule 2.22              Debt
Schedule 2.23              Affiliate Transactions
Schedule 2.24              Company's Warranties
Schedule 3.3               Purchaser Consents

                                   EXHIBITS
                                   --------

Exhibit A           Employment Agreement
Exhibit B           Non-Competition Agreement
Exhibit C           Opinion of Counsel to Seller
Exhibit D           Opinion of Counsel to Purchaser
Exhibit E           Form of Real Estate Leases

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT is made this 26th day of February, 1999, by and among Richard A. Cole, a/k/a Dick Cole and Penelope A. Cole as co-trustees of the Cole Family Trust u/a/d 11/20/1984 (Dick Cole and Penelope A. Cole are collectively referred to as "Seller") and National Equipment Services, Inc., a Delaware corporation ("Purchaser").

     IT IS AGREED as follows:

                                  DEFINITIONS
                                  -----------

     The following terms shall have the meanings set forth herein:

     "Accounts Receivable" shall mean any accounts receivable, trade receivables, notes receivable, retainage receivables and other receivables arising out of the business and operations of the Company.

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Agreement" shall mean this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

     "Base Value" shall mean One Million Two Hundred Seventy Six Thousand One Hundred Ninety Four Dollars ($1,276,194).

     "Cash Payment" shall mean Seven Million Seven Hundred Twenty Thousand Dollars ($7,720,000), payable as provided in Section 1.2.
                                             -----------

     "Closing" shall mean the consummation of the purchase of the Shares by Purchaser, in accordance with Article 6 hereof.
                              ---------

     "Closing Balance Sheet" shall have the meaning set forth in Section 1.3.
                                                                 -----------

     "Closing Date" shall mean February 26, 1999.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Company" shall mean Barricade & Light Rental, Inc., an Arizona corporation.

     "Company Assets" shall mean all of the assets of the Company or used by the Company in its business, whether real, personal, tangible or intangible, including, without limitation, the assets reflected in the Financial Statements.

     "Contract" shall mean any contract, lease, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement.

     "Debt" shall have the meaning set forth in Section 2.22.
                                                ------------

     "Disbursement Date" shall mean the date 120 days after the Closing Date.

     "Disposition Amount" shall mean the sum of the following (in each case occurring on or after October 31, 1998 and on or before the Closing Date): the amount of any bonuses, distributions, dividends or payments in redemption made to any employee, officer, director or stockholder of the Company.

     "Employee Benefit Plans" shall have the meaning set forth in Section 2.17.
                                                                  ------------

     "Employment Agreement" shall mean the employment agreement to be entered into between Seller and the Company, to be dated the Closing Date, in the form of Exhibit A hereto.
   ---------

     "Encumbrance" shall mean any encumbrance or restriction of any kind, including, without limitation, any pledge, security interest, lien, charge, encumbrance, mortgage, hypothecation, trust deed, easement, lease, sublease, claim, right of way, covenant, option, condition, voting trust, voting agreement, put, call, right of first refusal or restriction (whether on sale, transfer, disposition or otherwise, whether imposed by agreement, law or otherwise and whether of record or otherwise).

     "Environmental Law" shall mean any federal, state or local law, statute, ordinance, regulation, rule, order, consent decree, permit, settlement agreement, judicial or administrative decision, injunction or requirement of any Governmental Authority which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any Pollutants into ambient air, ground or surface water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Pollutants, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act of 1972, as amended, the Federal Clean Air Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, the Occupational Safety and Health Act, as amended, or any other similar Federal, state or local statutes.

     "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean, with respect to any person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

     "Financial Statements" shall mean (a) the unaudited balance sheet of the Company as of June 30, 1998 and statement of income for the twelve months then ended, and (b) the unaudited balance sheet of the Company as of December 31, 1998 and statement of income for the six months then ended.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "General Holdback" shall mean Three Hundred Eighty Six Thousand Dollars ($386,000).

     "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Intellectual Property" shall mean all United States and foreign patents, trade names, trademarks, service marks, copyrights (and applications or licenses for any of the foregoing), trade secrets, inventions, processes, designs, know-how and formulae, used in or necessary to the conduct of the business of the Company as presently and historically conducted and relating in any manner to the traffic safety, control, signage and barricade industry.

     "Inventory" shall mean the Company's inventory, including all raw materials, work in process, finished goods, supplies inventory and rental inventory, wherever located, as of the Closing Date.

     "IRS" shall mean the Internal Revenue Service.

     "Law" shall mean any law, regulation, rule, ordinance, order, consent decree, judgement, stipulation or other requirement.

     "Losses" shall mean any and all damages of any nature, liabilities, losses, claims, actions, causes of action, investigations, proceedings, demands, obligations, assessments, judgments, penalties, costs, expenses and fees (including, without limitation, attorneys' fees and litigation expenses and costs).

     "Material Contracts" shall have the meaning set forth in Section 2.16.
                                                              ------------

     "Non-Competition Agreement" shall mean the non-competition agreements to be executed and delivered by Seller in the form of Exhibit B hereto.
                                                   ---------

     "Non-Competition Payment" shall mean One Hundred Thousand Dollars
($100,000).

     "Note Payment" shall mean Seven Hundred Forty Three Thousand Dollars ($743,000) plus accrued interest from November 1, 1998 through the Closing Date at the per diem rate of $161.83.

     "Permits" shall mean all of the licenses, permits, variances, interim permits, permit applications, approvals or other authorizations under any Law applicable to the Company or otherwise required in connection with the Company's operation.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust, Governmental Authority or other entity or organization.

     "Pollutant" shall mean any substance presently listed, defined, designated or classified as a pollutant or contaminant under any Environmental Law or as hazardous, toxic, radioactive or dangerous under any Environmental Law. Without limitation, Pollutant includes any toxic substance or waste, contaminant, hazardous substance or waste, special waste, industrial substance, lead based paint, petroleum, petroleum products, any derivative or by-product of petroleum, polychlorinated biphenyl, radon, radioactive material, urea formaldehyde asbestos or asbestos containing material.

     "Purchase Price" shall mean the sum of (a) the Cash Payment and (b) the Note Payment. The Purchase Price is subject to adjustment pursuant to Section
                                                                       -------
1.2(e).
------

     "Real Estate Leases" shall mean the leases of the Real Property to be entered into as of the date hereof between the Company, as lessee and Seller, as lessor.

     "Real Property" shall mean the land, buildings, structures and improvements leased by the Company and located at 3015 East Illini and 3801 South 30th Street, Phoenix, Arizona, 2649 Ruth Rauff Road, Tucson, Arizona, 7045 East Commerce Drive, Kingman, Arizona and 5301 1/2 East Empire Avenue, Flagstaff, Arizona.

     "Shareholder's Equity" shall mean the shareholder's equity of the Company as of the Closing Date as shown on the Closing Balance Sheet, determined in accordance with the past practices of the Company, consistently applied.

     "Shares" shall mean all of the issued and outstanding shares of common stock of the Company, consisting of 10,500 shares of common stock, $1.00 par value, owned by Seller.

     "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

     "Tax Indemnification Period" shall means the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of the Company that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date and ending on the last day of the otherwise applicable tax year. For purposes of allocating gross income and deductions between deemed short taxable years, all amounts of income and deduction shall be deemed to have accrued pro rata during the actual taxable years of the Company, except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred.

     "Tax Return" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

     "To the knowledge of Seller" shall refer to the knowledge of Dick Cole and Penelope A. Cole after reasonable investigation.


                                  ARTICLE 1.
                          PURCHASE AND SALE OF SHARES

     1.1  Purchase and Sale of Shares. Subject to the terms and conditions of
          ---------------------------
this Agreement, at the Closing Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall acquire and take assignment and delivery of, the Shares free and clear of any Encumbrances. The purchase and sale of the Shares hereunder shall be deemed to have occurred as of the Closing Date.

     1.2  Payment of Purchase Price.
          -------------------------

                         (a)  On the Closing Date, Purchaser shall pay to Seller
an amount equal to (i) the Cash Payment, less the General Holdback and (ii) the Note Payment, each to the account specified in Schedule 1.2(a).
                                               ---------------

                         (b)  On the Disbursement Date, Purchaser shall pay to
Seller the General Holdback, less (i) amounts retained by Purchaser pursuant to Subsections 1.2(c), (d) or (e) below, (ii) amounts retained by Purchaser to
------------------  ---    ---
satisfy claims pursuant to Section 8 herein, and (iii) amounts paid or payable
                           ---------
by Purchaser relating to any Taxes which are the responsibility of Seller.

                         (c)  Purchaser shall retain from the General Holdback
the amount of any Accounts Receivables of the Company remaining unpaid as of the Disbursement Date, net of reserves shown on the Closing Balance Sheet and shall cause the Company to assign to the party designated by Seller such unpaid Accounts Receivables. Such assignment shall be without recourse or warranty. To the extent that the General Holdback is less than the amount of such unpaid Accounts Receivable (net of reserves shown on the Closing Balance Sheet), Seller shall pay such deficiency to Purchaser on the Disbursement Date. Seller or his designee shall conduct any collection of such reassigned receivables in a commercially reasonable manner and so as not to damage any ongoing relationship between the Company and the account debtor.

                         (d)  On the Disbursement Date, Seller shall pay
Purchaser the Disposition Amount. Purchaser shall be entitled to retain the Disposition Amount from the General Holdback. To the extent that the General Holdback is not sufficient to cover the Disposition Amount, Seller shall pay to

Purchaser, on the Disbursement Date, the amount of such deficiency.

                         (e)  If (i) the Shareholder's Equity stated in the
Closing Balance Sheet exceeds the Base Value, Purchaser shall pay to Seller, on the Disbursement Date, the amount by which the Shareholder's Equity stated in the Closing Balance Sheet exceeds the Base Value (and the Purchase Price shall be increased by such amount), or (ii) the Base Value exceeds the Shareholder's Equity stated in the Closing Balance Sheet, Purchaser shall retain from the General Holdback the amount by which the Base Value exceeds the Shareholder's Equity stated in the Closing Balance Sheet (and the Purchase Price shall be decreased by such amount). To the extent that the General Holdback is not sufficient to cover the amount, if any, by which the Base Value exceeds the Shareholder's Equity stated in the Closing Balance Sheet, Seller shall pay to Purchaser, on the Disbursement Date, the amount of such deficiency.

                         (f)  All payments required under this Section 1.2 shall
                                                               -----------
be made by wire transfer of immediately available funds to the account designated by the party entitled to payment.

     1.3  Closing Balance Sheet.
          ---------------------

          (a) Within 30 days after the Closing Date, Seller shall prepare and deliver to Purchaser a balance sheet as of the Closing Date (the "Closing Balance Sheet") setting forth the Shareholder's Equity, which will include the net income of the Company for the months of November 1998 through February 1999. The Purchaser shall then have 45 to review the Closing Balance Sheet, at Purchaser's expense, and confirm that it was prepared in a manner consistent with the Company's past practices (including the same type of line items as the balance sheet shown on the Financial Statements) and the terms of this Agreement. Upon Purchaser's request, Seller shall make available to Purchaser and its accountants such documents as Purchaser may reasonably request in connection with the review of the Closing Balance Sheet.

          (b) Within thirty (30) days after receipt of the amended Closing Balance Sheet, Seller shall deliver to Purchaser a written statement describing his objections, if any, thereto. Unless Seller so objects within such period, the Closing Balance Sheet, as amended shall become final and binding upon all parties. If Seller objects within such period, such objection shall be resolved by the Chicago office of a "big five" accounting firm other than PricewaterhouseCoopers, which shall be instructed to resolve such dispute within thirty (30) days. The resolution of disputes by such firm shall be set forth in writing and shall be conclusive and binding upon the parties and the

Closing Balance Sheet shall become final and binding upon the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Purchaser and one-half by Seller. The parties shall cooperate promptly and in good faith in resolving any dispute regarding the Closing Balance Sheet.

          (c) In preparing the Closing Balance Sheet and determining the Shareholders Equity, no effect shall be given to the payment, release or discharge, in connection with the Closing, of the Company's promissory note to Seller in the original principal amount of $743,000 or any other debt of the Company, whether for borrowed funds, for trade debt or otherwise.

     1.4       Loan Pay-off. As of the Closing Date, Purchaser will pay in full
               ------------
all of the Debt listed on Schedule 2.22 (other than the Premium Payment
                          -------------
Financing, which shall remain the responsibility of Seller) and provide evidence to Seller, in form reasonably satisfactory to Seller's counsel, that Seller has been released from any and all personal guarantees relating to the Debt.

     1.5       Signal Light.  Purchaser's acquisition of the Shares shall not
               ------------
include the acquisition of any patent or other property rights which Seller has in his signal light design or the marketing or other production rights related to such signal light, which rights shall remain with Seller.

                                  ARTICLE  2.
                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

     Seller represents and warrants to Purchaser as of the Closing Date as follows:

     2.1       Due Organization.  The Company is a corporation duly organized,
               ----------------
validly existing and in good standing under the laws of the State of Arizona with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or operation of the Company. Schedule 2.1 is a list of
                                                     ------------
all jurisdictions in which the Company is so authorized. The Company has no subsidiaries, either wholly or partially owned, and the Company does not hold any interest in any other entity.

     2.2   Due Authorization.  Seller has full power and authority to enter into
           -----------------
this Agreement and to carry out the transactions contemplated herein, and this Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance by Seller of this Agreement and all other documents contemplated hereby do not and will not violate any Law or Contract binding on the Company, Seller, the Company Assets or the Shares including, without limitation, the charter or by-laws of the Company. Except as set forth on
Schedule 2.2, no notice to or consent of any Person is required (i) for Seller
------------
to consummate the transactions contemplated hereby or (ii) before a change in control of the Company can occur.

     2.3   Ownership of Shares.  Seller has good, valid and marketable legal and
           -------------------
beneficial title to the Shares, free and clear of any Encumbrance. The Shares are duly authorized, validly issued, fully paid and non-assessable and constitute all of the issued and outstanding shares of capital stock of the Company. At the Closing, Seller shall transfer to Purchaser good and valid legal and beneficial title to the Shares free and clear of any Encumbrance.

     2.4   Capitalization.  The authorized capital stock of the Company consists
           --------------
of 2,000,000 shares of common stock, $1.00 par value, of which [10,500] shares are issued and outstanding. The Company has not granted any option, warrant, subscription or similar right to any Person to purchase or acquire any rights with respect to any shares of capital stock of the Company, and there exist no securities convertible or exchangeable into shares of capital stock of the Company. The Company holds no interest in any other entity.

     2.5   Financial Statements.  The Financial Statements fairly present the
           --------------------
financial position, assets, liabilities and results of operation of the Company and changes in financial position with respect to the dates thereof and the periods covered thereby, and such statements are compilation statements prepared consistent with the past practices of the Company. The Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all obligations and liabilities of the Company, as of the date thereof, whether accrued, absolute, contingent or otherwise. Accurate and complete copies of the Financial Statements are set forth on Schedule 2.5. The Financial
                                                    ------------
Statements are in accordance with the books and records of the Company and do not reflect any transactions that are not bona fide.

     2.6   No Adverse Change.  Except as set forth on Schedule 2.6, since June
           -----------------                          ------------
30, 1998, the business of the Company has been conducted only in the ordinary course consistent with past custom and practice and there has not been any: (a) material adverse change in the financial condition, business, prospects, or results of operations of the Company, including, without limitation, any loss or threatened loss of any material customer or supplier or the termination of any Material Contract; (b) material loss or damage (whether or not covered by insurance) to any of the Company Assets; (c) sale, transfer or other disposition of the Company Assets; (d) indebtedness for borrowed money incurred by the Company; (e) loans, advances or capital contributions to, or investments in, any Person; (f) changes in the accounting systems, policies or practices of the Company; (g) transactions with any of the Company's Affiliates; (h) material increase in prices charged by any supplier to the Company; (i) capital improvements undertaken by, or capital expenditures made by, the Company; (j)
(1) declaration or payment of any dividend or distribution with respect to the shares of the Company's capital stock, or (2) redemption, purchase or other acquisition or issuance of any of the shares of the Company's capital stock; (k) bonus or profit sharing payment or authorization thereof; (l) write off or write down of any Accounts Receivable; (m) increase in wages, salaries, bonus or other remuneration or compensation arrangement of any employee, officer, director, shareholder, consultant or agent of the Company; (n) loss of any material customer, supplier or employee (individually or in the aggregate); or (o) any Contract entered into or commitment made by the Company with respect to any of the foregoing. The Company is not delinquent in the payment of any account payable.

     2.7   Assets.  Except as disclosed on Schedules 2.7 and 2.9, the Company
           ------                          -------------     ---
has good and marketable title to, and is the sole and lawful owner of, the Company Assets free and clear of all Encumbrances. Upon the purchase of the Shares by Purchaser, the Company shall remain the sole and lawful owner of, and have good and marketable title to, the Company Assets, free and clear of all Encumbrances except as set forth on Schedule 2.7. The Company Assets and the
                                    ------------
property leased pursuant to the lease agreements set forth on Schedule 2.9
                                                              ------------
constitute all of the assets and properties required for the operation of the Company's business.

     2.8   Real Property.  The Real Property includes all land, structures and
           -------------
improvements used for the Company's operation. Such structures, improvements and real property do not violate any applicable zoning or safety or health or similar law or any Environmental Law. No parcel of land included in the Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others. There is no pending or threatened proceeding or governmental action to modify the zoning classification of, to condemn or take by eminent domain or to otherwise restrict the use of all or any part of the Real Property.

     2.9   Leases.  Schedule 2.9 contains a list and description of the terms of
           ------   ------------
all written or oral leases to which the Company
is a party (as lessee or lessor), relating to real or personal property. With respect to each lease set forth in Schedule 2.9: (a) such lease is in full force
                                   ------------
and effect and fully enforceable in accordance with its terms; (b) all rents under such lease have been paid; and (c) there exists no event of default or condition (including the purchase of the Shares hereunder) which, with notice, lapse of time or both, would constitute a default under such lease, of either the Lessee or Lessor thereunder. Seller has delivered to Purchaser complete copies of each lease listed on Schedule 2.9.
                               ------------

     2.10  Intellectual Property.  Schedule 2.10 is a list of the Intellectual
           ---------------------   -------------
Property and any license agreement or arrangement pursuant to which the Company uses any Intellectual Property. Except as set forth on Schedule 2.10: (a) the
                                                       -------------
Intellectual Property is owned by the Company; (b) none of the Intellectual Property has been or is the subject of any pending or, to the knowledge of Seller, threatened adverse claim; (c) no license agreement to which the Company or Seller is a party is in default or the subject of any notice of termination, nor does Seller have reason to anticipate any such default or notice or that the transactions herein contemplated will result in any such termination; (d) neither the Company nor Seller has granted any license with respect of any Intellectual Property; (e) the Company is not obligated to pay any license or royalty fee with respect to any of the Intellectual Property; and (f) the Intellectual Property is owned by or licensed exclusively to the Company or Seller, as the case may be, free and clear of any Encumbrance. The products that the Company manufactures, sells or leases, and any process, method, part, design or material it employs, or the marketing and use by the Company of any such product or any service, do not infringe any trademark, trade name, copyright, patent, trade secret or proprietary right of another, and the Company has not received any notice contesting its right to use any trademark, trade name, copyright, patent, product, process, design, computer program or written work.

     2.11  Inventory.  The Company has good and valid title to the Inventory,
           ---------
free of any Encumbrance.  Except as set forth in Schedule 2.11, the Inventory is
                                                 -------------
merchantable and usable in the ordinary operations of the Company and is not obsolete. The Inventory is fairly reflected on the Financial Statements and valued at its average cost. The Inventory is held in quantities that are reasonable in light of the historic sales levels of the business of the Company and is not subject to write down or write off.

     2.12  Accounts Receivable.  All Accounts Receivables represent a sale or
           -------------------
lease transaction made in the ordinary course of business and which arose pursuant to an enforceable written contract for a bona fide sale or purchase of goods or for services performed, and the Company has performed all of its obligations to which such Accounts Receivable relates and such Accounts Receivables are good and collectable in the ordinary course of business (subject to the allowance for bad debts stated in the Financial Statements and as shown on Schedule 2.12), and
                                                             -------------
(b) no Accounts Receivable is subject to any claim for reduction, counterclaim, set-off, prepayment, recoupment or other claim for credit, allowances or adjustments by the obligor thereof and no obligor thereof is subject to bankruptcy or similar proceedings. The Company is the sole owner of the Accounts Receivables free from all Encumbrances, and no other person or entity has any right or claim thereto. No pre-payments have been made under any Contracts with customers. Since June 30, 1998, the Company has not compromised or canceled any Accounts Receivable, except as disclosed on Schedule 2.12.
                                            -------------

     2.13  Insurance Policies.  Schedule 2.13 is a list of all policies of
           ------------------   -------------
insurance currently held and maintained by the Company. All such insurance provides coverage on an occurrence basis. A copy of each such policy has been delivered to Purchaser. The Company has paid all premiums due with respect to each such policy and each such policy is in full force and effect. Since December 31, 1997, there has not been any material adverse change in the Company's relationship with its insurers or in the premiums payable under such policies. Seller has furnished Purchaser with an accurate and complete claims history for the Company for the past five (5) years.

     2.14  Bank Accounts.  Schedule 2.14 sets forth the names and locations of
           -------------   -------------
each financial institution at which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

     2.15  Employees.  Schedule 2.15 is a list of the Company's employees,
           ---------   -------------
indicating the rate of pay or salary of each such employee during the previous twelve months. The Company's employees are not members of any union, there is no ongoing effort by any union to enlist the employees of the Company and there is no request for union or collective bargaining representation pending and, to the knowledge of Seller, no question regarding union representation has been raised. Within the last three years, the Company has not experienced any strikes, picketing, boycott, work stoppage or slowdown, labor dispute or complaint or union organizational activity. Seller has delivered to Purchaser an accurate and complete copy of any employee handbook of the Company and any written work rules pertaining to the Company. Neither the Company nor Seller has received notice that any key employee of the Company intends to terminate his employment with the Company or would not be willing to work for the Company after the Closing. The Company has operated and is currently operating in full compliance with all

Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination. Other than Seller and Penelope A. Cole, there are no officers or directors of the Company.

     2.16 Contracts.  Schedule 2.16 is a partial list of written or oral
          ---------   -------------
Contracts or arrangements as provided below to which the Company is a party, by which the Company or the Company Assets are bound, to which the Shares are subject or which otherwise directly relate to the business and operation of the Company (the "Material Contracts"). Seller has complete copies of each listed document at the Company's offices at 3015 East Illini in Phoenix and has provided to Purchaser a written description of each oral arrangement so listed:

               (1) any agreement or arrangement with any officer, director or employee of the Company, or Seller, including, without limitation, agreements relating to present or future compensation, severance pay or stay bonuses (other than as set forth on Schedule 2.17);
                     -------------

               (2) any Contract or other arrangement of any kind with any Affiliate of the Company;

               (3)  any Contract or arrangement (other than those set forth on
Schedule 2.17) which (i) involves an unperformed commitment in excess of
-------------
$10,000; (ii) requires performance of any obligations by the Company over a period in excess of one year, unless terminable by the Company without penalty upon not more than 30 days' notice or (iii) imposes an obligation of indemnity on the Company;

               (4) any contract or arrangement pursuant to which the Company has (i) made or will make loans or advances, or (ii) become a guarantor, surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another;

               (5) any indenture, credit agreement, loan agreement, note, mortgage, security agreement or commitment for financing;

               (6) any agreement or arrangement involving (i) a partnership, joint venture or other cooperative undertaking, or (ii) with respect to the Company's business, any restrictions on the (A) geographical area in which the Company is permitted to operate or (B) scope or type of business;

               (7)  any power of attorney or agency agreement;

               (8)  any warranty applicable to the Company; and

               (9) all other Contracts not made in the ordinary course of business.

With respect to each Material Contract (x) such Material Contract is in full force and effect and fully enforceable in accordance with its terms, (y) there exists no default thereunder or condition (including the purchase of the Shares hereunder) which, with notice, lapse of time or both, would constitute a default thereunder, and (z) there is not pending or threatened any claim with respect to such Material Contract.

     2.17 Employee Benefit Plans.
          ----------------------

     (a)   General. Except as set forth on Schedule 2.17, none of the Company or
           -------                         -------------
any of its ERISA Affiliates maintains, is a party to, participates in or has any liability or contingent liability with respect to:

     (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA, or a "multiemployer plan" (as defined in section 3(37) of ERISA);

     (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

     (iii) any employment agreement or consulting agreement.

     (b)   Plan Documents and Reports.  A true and correct copy of each of the
           --------------------------
plans, arrangements, and agreements listed on Schedule 2.17 (referred to
                                              -------------
hereinafter as "Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Purchaser. In the case of any Employee Benefit Plan which is not in written form, the Purchaser has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Purchaser, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

     (c)  Compliance with Laws; Liabilities.  As to all Employee Benefit Plans:
          ---------------------------------

     (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of Law, and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

     (ii) All Employee Benefit Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the IRS; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

     (iii) None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property.

     (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of Seller or the Company has engaged in any prohibited transaction.

     (v) There have been no acts or omissions by Seller or the Company which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Seller or the Company may be liable.

     (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

     (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

     (viii)    No Employee Benefit Plan is subject to Title IV of ERISA.

     (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(i) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or sections 601-608 of ERISA, have been operated in compliance with applicable law, including continuation coverage requirements of section 4980B of the Code and section 601 of ERISA and the portability and nondiscrimination requirements of sections 9801 and 9802 of the Code and sections 701-707 of ERISA, to the extent such requirements are applicable.

     (x) None of the Company or any of its subsidiaries has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

     (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Company and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

     (xii) There has been no act or omission that would impair the ability of the Company (or any successor hereto) to unilaterally amend or terminate any Employee Benefit Plan.

     (d)       Multiemployer Plans.   None of the Company nor any of its ERISA
               -------------------
Affiliates contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan.

     2.18 Compliance with Law.  Except as set forth on Schedule 2.18, none of
          -------------------                          -------------
the Company, its personnel, the Company Assets, the Real Property or the occupancy or operation thereof, violate any Law concerning zoning, building, occupational health and safety, road safety, employment, fire, labor or contract procurement or project procurement. Except as set forth in Schedule 2.18, the
                                                            -------------
Company is not subject to any charge, assessment or penalty. No notice from any Governmental Authority has been served upon Seller or the Company claiming any violation of any Law. The Company holds all of the Permits described on
Schedule 2.18, and no other Permits are necessary for the lawful operation of
-------------
the Company.  None of the Permits listed on Schedule 2.18 will be terminated,
                                            -------------
limited as to transfer or otherwise, or otherwise adversely affected by the consummation of the transactions contemplated herein. The Company has paid all fees required by such permits and to enable the Company to conduct its business as presently conducted.

     2.19 Environmental Matters. Except as disclosed on Schedule 2.19: (a) the
          ---------------------                         -------------
Company has obtained all Environmental Permits required or desirable for the operation of the Company's business or the Company Assets and such Environmental Permits are valid and in full force and effect; (b) neither any of the Company's business, any of the Company Assets nor any of the Real Property violate any applicable Environmental Law or Environmental Permit in effect as of the date hereof and no condition or event has occurred which, with notice, lapse of time or both, would constitute any such violation; (c) neither Seller nor the Company or any other Person has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at the Real Property in violation of any Environmental Law; (d) neither Seller nor the Company has received notice from any Person advising that any of the Real Property or Company Assets or the operation of the Company's business violates any Environmental Law or any Environmental Permit or that Seller or the Company is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath the Real Property or at, on or beneath any land adjacent thereto or any other property and, to the knowledge of Seller, no such notice is threatened; (e) neither Seller nor the Company is aware of any fact or circumstance that would give rise to any claim, suit, proceeding or investigation related to the manufacture, distribution, use, treatment, storage, disposal, discharge or release of any industrial, toxic or hazardous substance or waste in connection with the Company's business, the Company Assets or the Real Property; (f) neither Seller nor the Company or any other Person has buried, dumped, disposed, spilled or released any Pollutants on, beneath or about any Real Property or any property adjacent thereto or any other property; (g) neither the Real Property nor any land adjacent thereto has been used for the disposal, processing or treatment of waste or as a dump site; and (h) no storage tanks are or have been on, at or under the Real Property. The Company has timely filed all reports required to be filed with respect to the Real Property, the Company Assets and the operation of the Company's business and has generated and maintained all required data, documentation and records under any applicable Environmental Laws and Environmental Permits with respect thereto. Neither the Company nor the operation thereof are the subject of any pending Federal, state, local or private litigation or proceedings including, without limitation, any administrative proceeding involving a demand for damages or other potential liability with respect to violations of any Environmental Law.

     2.20 Litigation.  Except as disclosed in Schedule 2.20, (a) there are no
          ----------                          -------------
actions, suits, disputes, litigation, proceedings or governmental investigations whatsoever pending or, to the knowledge of Seller, threatened against or relating to (i) the Company or Seller's ownership of the Shares, (ii) any officers, directors, employees or shareholders of the Company in their capacity as such, (iii) any of the Company Assets or businesses of the Company, or (iv) the transactions contemplated by this Agreement, and (b) neither the Company nor Seller is subject to any order, judgment, decree, stipulation, or consent of or with any Governmental Authority.

     2.21 Taxes. Except as disclosed in Schedule 2.21:
          -----                         -------------

      (a) The Company has filed (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable law on or before the Closing Date. Each such Tax Return is true, correct and complete in all respects. All Taxes shown as due and owing on all such Tax Returns have been paid. The Company has not requested an extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

      (b) The Company has or will have no additional liability for Taxes with respect to any Tax Return which was required by law to be filed on or before the Closing Date, other than as reflected as liabilities on the Financial Statements. The amounts provided as a liability on the Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the

Closing Date or to any years and periods prior thereto and for which the Company and any of its subsidiaries may be directly or contingently liable in their own right or as a transferee of the assets of, or successor to, any Person.

     (c) No federal, state, local or foreign audits or other administrative proceeding or court proceeding exist with regard to any Taxes or Tax Returns of the Company. The Company has not received any written notice that an audit or other administrative proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. The Company has not been granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

     (d) All Tax deficiencies which have been claimed, proposed or asserted in writing against the Company has been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

     (e) No written position has been taken on any Tax Return with respect to the business or operations of the Company for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a Governmental Authority or that is substantially similar to any position which a Governmental Authority has successfully challenged in the course of an examination of a Tax Return of the Company.

     (f) All Taxes that the Company is required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental agencies or are held in separate bank accounts for such purpose.

     (g) The Company has not made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any payments that could be nondeductible by reason of
Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code.

     (h) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

     (i) The Company does not have any liability for Taxes of any person other than itself under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

     (j) None of the assets of the Company is subject to a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

     2.22 Debt.  Schedule 2.22 lists all outstanding amounts of borrowed money
          ----   -------------
owed or guaranteed by the Company (collectively, the "Debt"). With respect to each component of the Debt, (a) there is no event of default in effect or condition that, with notice, lapse of time or both, would constitute such an event of default, and (b) Seller has delivered to Purchaser (i) complete and correct copies of all documents evidencing the Debt and (ii) with respect to any undocumented Debt, an accurate and complete written explanation of such Debt.

     2.23 Affiliate Transactions.   Except as set forth in Schedule 2.23, (a)
          ----------------------                           -------------
Seller does not possess any interest in any supplier, customer, lessor or lessee of, provider of services to, or competitor or potential competitor of, the Company and (b) no supplier, customer, lessor or lessee of, provider of services to, or competitor or potential competitor of, the Company possesses any financial interest in the Company.

     2.24 Company's Warranties.  Schedule 2.24 contains a list of each express
          --------------------   -------------
warranty, if any, given by the Company on units of equipment sold or leased or services performed by the Company, that is outstanding on the Closing Date. Seller has furnished Purchaser with a true and complete copy of each such warranty.

     2.25 Brokers.  No broker or finder has acted for the Company or Seller in
          -------
connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee.

     2.26 No Other Agreement.  Except with respect to sales or rentals by the
          ------------------
Company of items of the Inventory in the ordinary course of business consistent with past practice or the sale of the Shares under this Agreement, none of Seller, the Company or any of their respective Affiliates has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of the Company Assets, the Shares or any other shares of the Company's stock.

     2.27 Records.  The copies of the articles of incorporation and by-laws of
          -------
the Company that were provided to the Purchaser are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company provided to the Purchaser for review contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting. All material corporate actions taken by the Company have been duly authorized or ratified. The stock ledgers of the Company, as previously provided to the Purchaser, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

     2.28 Certain Payments.  Neither the Company nor any director, officer,
          ----------------
agent, or employee thereof, or to Seller's knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     2.29 No Special Status.  No contract or project has been awarded to the
          -----------------
Company pursuant to the Company meeting the requirements of a disadvantaged business enterprise, a small business enterprise, a minority owned enterprise, a woman owned enterprise or similar classification under any federal, state or local law.

     2.30 Claim Experience.  The amount of claims made by customers and third
          ----------------
parties with respect to the Company's products or services in each of the past three (3) years has not exceeded .5% of the Company's net sales for each such year. For purposes of the foregoing, "the amount of claims made" refers to (a) the amount of the originally asserted claim, and (b) shall be limited to claims under theories of breach of contract, breach of warranty (express or implied), strict liability or product liability.

     2.31 Due Diligence Materials.  Seller has provided, or otherwise made
          -----------------------
available, to Purchaser or its representatives all documents of the character and type described in the Due Diligence Request of Purchaser dated September 1998, and there are no material documents of a material nature in the possession of Seller or any of its agents or representatives of a character or type described in such request which have not been so provided to Purchaser.

     2.32 Accuracy of Statements.  Neither this Agreement nor any response,
          ----------------------
schedule, statement, certificate or other information furnished by or on behalf of Seller or the Company in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     Each of the foregoing representations and warranties shall be deemed remade on and as of the Closing Date.


                                  ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as of the Closing Date as follows:

     3.1  Due Incorporation.  Purchaser is a corporation duly organized, validly
          -----------------
existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2  Due Authorization.  Purchaser has all requisite corporate power and
          -----------------
authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     3.3  Consents.  Except as set forth on Schedule 3.3, no notice to, filing
          --------                          ------------
with, authorization of, exemption by, or consent of any Person is required in order for Purchaser to consummate the transactions contemplated hereby.

     Each of the foregoing representations and warranties shall be deemed remade on and as of the Closing Date.

                                  ARTICLE 4.
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF PURCHASER

     The obligations of Purchaser under Article 1 of this Agreement are, at the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing Date:

     4.1  Consents and Approvals.  All consents and approvals in writing
          ----------------------
reasonably satisfactory to Purchaser shall have been received from any lenders, lessors, Governmental Authorities or other persons or entities whose consent or approval is required. Purchaser shall have received financing to complete the transactions contemplated herein on terms satisfactory to Purchaser.

     4.2  Compliance.  Seller shall, in all material respects, have performed
          ----------
all of his obligations and agreements to be performed and complied with by him on or prior to the Closing Date. The representations and warranties of Seller shall be true and correct on the Closing Date as if made thereon. Seller shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by Seller, certifying all of the foregoing.

     4.3  Opinion of Counsel.  Purchaser shall have received an opinion, dated
          ------------------
the Closing Date, of Gallagher & Kennedy, counsel for Seller, to the effect set forth on Exhibit C hereto.
         ---------

     4.4  Deliveries.  All of the other agreements, certificates and
          ----------
instruments to be delivered to Purchaser at the Closing pursuant to Article 6.2
                                                                    -----------
shall have been delivered to Purchaser.

     4.5  Actions or Proceedings.  No action or proceeding by any Governmental
          ----------------------
Authority or other party shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and no court order shall have been entered in any action or proceeding which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.


                                  ARTICLE 5.
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under Article 1 of this Agreement are, at the option of Seller, subject to the satisfaction of the following conditions precedent on or before the Closing Date:

     5.1  Compliance.  Purchaser shall, in all material respects, have performed
          ----------
all obligations and agreements to be performed and complied with by it on or prior to the Closing Date. The representations and warranties of Purchaser shall be true and correct on the Closing Date as if made thereon. Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, of the President or a Vice President of Purchaser certifying all of the foregoing.

     5.2  Opinion of Counsel.  Seller shall have received an opinion, dated the
          ------------------
Closing Date, of Mayer, Brown & Platt, counsel for Purchaser, to the effect set forth on Exhibit D.
         ---------

     5.3  Deliveries.  All of the other agreements, certificates and
          ----------
instruments to be delivered pursuant to Section 6.3 shall have been delivered.
                                        -----------

     5.4  Actions or Proceedings.  No action or proceeding by any governmental
          ----------------------
agency or other party shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and no court order shall have been entered in any action or proceeding that enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

                                  ARTICLE 6.
                                    CLOSING

     6.1  Closing.  The Closing shall take place at the offices of Mayer, Brown
          -------
& Platt, 190 South LaSalle Street, Chicago, Illinois 60603, at 10:00 A.M. on the Closing Date.

     6.2  Deliveries by the Seller.  At the Closing, Seller will deliver:
          ------------------------

               i. certificates evidencing all of the Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers with signatures guaranteed;

               ii.            the certificate referred to in Section 4.2;
                                                             -----------

               iii.           the opinion referred to in Section 4.3;
                                                         -----------

               iv. the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of Arizona, indicating amendments thereto to (A) abolish the debt incurrence restriction stated at Article VIII thereof and
                    (B) provide for the perpetual existence of the Company;

            v. a good standing certificate for the Company, issued as of a recent date by the Secretary of State of Arizona;

            vi. the By-Laws of the Company, certified by the Secretary or Assistant Secretary of the Company as true and correct;

            vii. the stock record book and minute book of the Company and the corporate seal, if any;

            viii.   resignations of all directors and officers of the Company;

            ix.     the Employment Agreement, duly executed by Seller;

            x. an affidavit of Seller stating, under penalties of perjury, Seller's U.S. taxpayer identification number and that Seller is not a "foreign person" as defined in Section 1445 of the Code;

            xi.     the Non-Competition Agreement;

            xii. the Real Estate Leases of the Real Property, in the form of Exhibit E hereto, duly executed by the lessors thereunder;
                    ---------

            xiii. a certificate of Seller certifying the Disposition Amount and any amount due under Section 1.2.
                                             -----------

            xiv. a release by Seller of the Company's promissory note to Seller in the original principal amount of $743,000; and

            xv. a release by Seller of any indemnification obligation the Company may have to him by reason of his status as an officer or director of the Company, including, without limitation, any such obligation arising under the Company's by-laws.

     6.3  Deliveries by Purchaser.  At the Closing, Purchaser will deliver to
          -----------------------
Seller:

            i.      the payment required by Section 1.2;
                                            -----------

            ii.     the certificate referred to in Section 5.2;
                                                   -----------

            iii.    the opinion referred to in Section 5.3;
                                               -----------

            iv.     the Employment Agreement, duly executed by the Company;

            v.      The Real Estate Leases, duly executed by the Company;

            vi.     Landlord lien waivers as required by Purchaser; and

            vii.    The payment and evidence of release required under Section
                    1.4.


                                  ARTICLE 7.
                            [INTENTIONALLY OMITTED]


                                  ARTICLE 8.
                           SURVIVAL; INDEMNIFICATION

     8.1  Survival.  Subject to the next sentence, the respective
          --------
representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto shall survive the Closing until the second anniversary of the Closing Date. Notwithstanding the foregoing, (x) the representations and warranties set forth at Sections 2.1, 2.2, 2.3 and 2.4,
                                            ------------  ---  ---     ---
shall survive the Closing for a period of ten (10) years, (y) the representations and warranties in Section 2.19 shall survive until the sixth
                                  ------------
anniversary of the Closing and (z) the representations and warranties in Section
                                                                         -------
2.17 and Section 2.21 survive until the 90th day after the applicable statute of
----     ------------
limitations.

     8.2  Indemnification by Seller.  Seller shall indemnify, defend and hold
          -------------------------
harmless Purchaser and each of its Affiliates (including, without limitation, the Company) from and against any Losses arising out of or relating to: (i) any breach of or inaccuracy in any representation or warranty made by Seller pursuant to this Agreement or any document delivered pursuant to this Agreement; (ii) any failure by Seller to perform any covenant (including, without limitation, the covenants contained in Article 1) under this Agreement
                                               ---------
or any document delivered pursuant to this Agreement; (iii) any and all Taxes that have become due and payable during, or which have accrued with respect to the Company for, any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date (any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable); and (iv) the ownership of the Shares and the business or operation of the Company on or prior to the Closing Date (including, without limitation, any Losses from lawsuits pending as of the Closing Date or relating to the operation of the Company on or prior to the Closing Date, which Losses are not otherwise covered by existing insurance).

     8.3  Indemnification by Purchaser.  Purchaser shall indemnify, defend and
          ----------------------------
hold harmless Seller and his Affiliates from and against any Losses arising out of or relating to: (a) any breach of or inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement; (b) any failure by Purchaser to perform any covenant or obligation of Purchaser under this Agreement; (c) the business or operation of the Company after the Closing Date (other than such matters for which Seller is responsible hereunder); and (d) any default in the Company's obligations for borrowed funds, but only to the extent such obligations are identified on Schedule 2.22.
                                   -------------

     8.4  Notice of Claims.  The indemnified party shall promptly, and in any
          ----------------
event within 30 days of learning of such matter, notify the indemnifying party in writing of all matters which may give rise to the right to indemnification hereunder. If the indemnifying party does not receive notice of any matter known to the indemnified party and as to which the indemnified party is entitled to indemnification hereunder within such time period, the indemnifying party shall not be obligated to indemnify the indemnified party for any increase in the amount of indemnification obligations under this Agreement that the indemnifying party can demonstrate is attributable to the failure of the indemnified party to so notify the indemnifying party within such time period. The indemnified party shall have the right: (a) with the consent of each party, which shall not be unreasonably withheld or delayed, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled; and (b) to participate in the defense, through counsel of its own choosing, at its own expense, of any action which may be brought by a third party in connection therewith (it being understood that the indemnifying party shall have the right to defend such third party actions with counsel reasonably acceptable to the indemnified party). Each party shall keep each other reasonably informed of the progress of any litigation or settlement negotiations with third parties in connection with a matter indemnified against hereunder. Subject to non-waiver of applicable legal privileges, each party shall permit each other reasonable access to books and records and otherwise cooperate with any indemnifiable matter resulting from a claim by a third party.


                                  ARTICLE 9.
                                 MISCELLANEOUS

     9.1  Expenses.  Each party hereto shall bear its own expenses with respect
          --------
to this transaction. Seller shall pay all taxes, assessments, charges and fees, if any, required to be paid in connection with the transfer of the Shares.

     9.2  Notices.  Any notice, request or instruction to be given hereunder
          -------
shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission, if sent by facsimile (receipt confirmed), (c) one day after being delivered to a nationally recognized overnight courier or (d) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

            If to Seller, addressed as follows:

            __________________
            __________________
            __________________
            __________________
            Facsimile: (___) ________

            with a copy to:

            Gallagher & Kennedy
            2600 North Central Avenue
            Phoenix, Arizona 85004-3020
            Attention: Michael Murphy
            Facsimile: (602) 530-8515


            If to Purchaser, addressed as follows:

            National Equipment Services, Inc.
            1800 Sherman Ave., Suite 100
            Evanston, Illinois
            Attention: Kevin P. Rodgers
            Facsimile: (847) 733-1078
            with a copy to:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois  60603
            Attention: Paul M. Crimmins
            Facsimile: (312) 701-7711

or to such other individual or address as a party hereto may designate by notice given as herein provided.

     9.3  Effect of Investigations; Construction.  Any due diligence review,
          --------------------------------------
investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not waive, limit, qualify or modify the Seller's representations, warranties, covenants and indemnities in this Agreement or any of Purchaser's remedies with respect thereto, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser. The parties acknowledge that Purchaser is undertaking the transactions contemplated herein in express reliance on such representations, warranties, covenants and indemnities. This Agreement has been reviewed by each party and its counsel, and any rule of construction interpreting this Agreement against the drafting party shall not apply. No specific representation or warranty shall operate to qualify or limit a more general representation or warranty addressing the same matter. Each of Dick Cole and Penelope A. Cole, individually, shall be jointly and severally liable for the representations, warranties and covenants made to Purchaser hereunder.

     9.4  Waivers.  The failure of a party hereto to require performance of any
          -------
provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or any covenant, representation or warranty contained herein shall be effective unless in writing. No waiver in any one instance shall be deemed to be a further or continuing waiver in any other instance or a waiver of any other condition or covenant, representation or warranty.

     9.5  Counterparts.  This Agreement may be executed simultaneously in
          ------------
counterparts, all of which together shall constitute one and the same instrument.

     9.6  Applicable Law; Forum.  This Agreement shall be governed by and
          ---------------------
construed in accordance with the internal laws of the State of Arizona. The proper venue for any proceeding at law or in equity will be Maricopa County, Arizona, and the parties waive any right to object to the venue.

     9.7  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Neither party may assign its rights hereunder to another Person without the written consent of the other parties, which shall not be unreasonably withheld or delayed, except that the Purchaser may assign its rights hereunder to an Affiliate or its lenders so long as Purchaser remains responsible for its obligations hereunder.

     9.8  Further Assurance.  Upon the reasonable request of Purchaser, Seller
          -----------------
will execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effect the transfer and assignment to Purchaser of, and to vest in Purchaser title to, each of the Shares.

     9.9  Entire Understanding.  This Agreement sets forth the entire agreement
          --------------------
and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements and discussions relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto. The schedules and exhibits attached hereto and referenced herein are incorporated into, and form a part of, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                         Purchaser:

                                        NATIONAL EQUIPMENT SERVICES, INC.


                                        By: /s/ Dennis J. O'Connor
                                            ------------------------------------
                                            Name: Dennis J. O'Connor
                                                  ------------------------------
                                            Title: CFO
                                                   -----------------------------

                                        Seller:


                                        /s/ Richard Cole
                                        ----------------------------------------
                                        DICK COLE




                                        /s/ Penelope A. Cole
                                        ----------------------------------------
                                        PENELOPE A. COLE